UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2012
COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 29, 2012, Coldwater Creek Inc. (the “Company”) issued a press release announcing financial results for its fiscal second quarter ended July 28, 2012. A copy of the press release is set forth as Exhibit 99.1.

The information being furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press release announcing fiscal 2012 second quarter results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Dated: August 29, 2012

/s/ James A. Bell
James A. Bell
Executive Vice President, Chief Operating Officer
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release announcing fiscal 2012 second quarter results.

Exhibit 99.1

Coldwater Creek Announces Second Quarter 2012 Results

Sandpoint, Idaho, August 29, 2012 -- Coldwater Creek Inc. (Nasdaq: CWTR) today reported financial results for the three-month period ended July 28, 2012.

Second Quarter 2012 Operating Results

•
Consolidated net sales were $163.7 million, compared with $181.4 million in the fiscal 2011 second quarter. Net sales from the retail segment, which includes the Company's premium retail stores, factory outlet stores and day spas, were $129.9 million versus $142.2 million in the same period last year, primarily reflecting a decrease in comparable premium retail store sales of 6.5 percent. Sales from the retail segment were also impacted by 12 net store closures since the end of the second quarter of fiscal 2011 as part of the Company's store optimization program. Second quarter net sales from the direct segment, which includes internet, phone and mail orders, were $33.8 million, compared with $39.2 million in the same period last year.

•
Consolidated gross profit increased $3.2 million to $48.5 million, or 29.6 percent of net sales, compared with $45.3 million, or 25.0 percent of net sales, for the fiscal 2011 second quarter. The 465 basis point increase in gross profit margin was primarily due to an increase in merchandise margin reflecting improved product performance and significantly lower markdowns as a result of overall lower inventory levels.

•
Selling, general and administrative expenses (SG&A) were $65.7 million, or 40.1 percent of net sales, compared with $70.0 million, or 38.6 percent of net sales, for the fiscal 2011 second quarter. The $4.3 million decline in SG&A was due primarily to lower expenses in all categories, with the largest decline from marketing expense versus the prior year.

•
Net loss was $17.6 million, or $0.14 per share on 121.8 million weighted average shares outstanding, and compares to a net loss of $27.7 million, or $0.30 per diluted share on 92.6 million weighted average shares outstanding for the fiscal 2011 second quarter. The increase in the number of shares versus the prior year reflects the sale of 28.9 million shares of common stock on October 24, 2011. Net loss for the three months ended July 28, 2012 included other net gain of $1.3 million, or $0.01 per share, due to the change in the fair value of the derivative liability net of issuance costs related to the Series A Preferred Stock. Net loss for the three months ended July 28, 2012 also included incremental interest expense of $1.1 million, or $0.01 per share, as a result of closing the Secured Term Loan financing transaction. Net loss for the three months ended July 30, 2011 included a non-cash asset impairment charge of $2.4 million, or $0.03 per share, primarily associated with eighteen under performing stores.

“During the second quarter we significantly narrowed our operating losses reflecting the ongoing success of our new merchandising, inventory management and real estate optimization strategies, leading to a 465 basis point improvement in merchandise margin and a $3.2 million improvement in our gross profit as compared to the second quarter last year. Our comparable store sales results were in line with our expectations as we made the strategic decision to significantly reduce our promotional activity primarily in the month of June,” said Dennis Pence, Chairman and Chief Executive Officer. “As we look ahead, we believe that our upcoming collections build upon the foundation of differentiated, trend right assortments at a balance of price points, and position us well to generate improvements in our traffic trends and overall sales performance in the second half of the year. While the majority of the third quarter lies in front of us, we are encouraged by the initial response to our fall offering, which arrived in stores in early August.”

Balance Sheet
At July 28, 2012, cash totaled $45.5 million, as compared with $31.5 million at July 30, 2011. There were no borrowings outstanding under the Company's revolving line of credit as of July 28, 2012. During the quarter the Company announced the closing of a five-year $65 million senior secured term loan with an affiliate of Golden Gate Capital. Premium retail store inventory per square foot, including retail inventory in the distribution center, declined approximately 3.8 percent as compared to the end of the second quarter last year. Total inventory decreased 12.2 percent to $133.6 million from $152.2 million at the end of the second quarter last year.

Derivative Liability
In connection with the $65 million term loan received from an affiliate of Golden Gate Capital, the Company issued 1,000 shares of Series A Preferred Stock which are convertible into an aggregate of 24.4 million shares of common stock at a purchase price of $0.85 per share. As a result of this transaction, the Company recorded a derivative liability of $15.7 million, which represents the fair value of the shares of Series A Preferred Stock upon issuance. In accordance with applicable U.S. GAAP, this derivative liability is measured at fair value on a recurring basis with changes recorded as other gain or loss, net.

The Company's third fiscal quarter of 2012 earnings guidance set forth below excludes the quarterly impact of any change in the fair value of the derivative liability due to the inherent variability of this financial instrument.

Store Optimization Program
The Company closed four premium retail stores during the fiscal 2012 second quarter, ending the quarter with 355 premium retail stores. As part of the Company's ongoing store optimization plan, year-to-date in fiscal 2012, the Company has closed eight premium retail stores. The Company's plan calls for the closure of up to 45 stores from fiscal year 2011 through 2013, and since 2011, the Company has closed 24 total stores.

Third Quarter Financial Guidance

For the fiscal 2012 third quarter, the Company expects:

•	Comparable premium retail store sales to be flat to down low single digits

•	Gross margin rate to improve 150 to 250 basis points

•
Net loss per share in the range of $0.16-$0.20 on 121.9 million weighted average shares outstanding. This guidance excludes the quarterly impact of the change in the fair value of the derivative liability due to the inherent variable nature of this financial instrument.

•	Total inventory at the end of the quarter to be down in the mid-single digit range as compared to the third quarter of fiscal 2011.

Conference Call Information
Coldwater Creek will host a conference call on Wednesday, August 29, 2012, at 4:30 p.m. (Eastern) to discuss fiscal 2012 second quarter results. The call will be simultaneously broadcast on the Investor Relations section of the Company's Web site at www.coldwatercreek.com. A recording of the call can be accessed for one week following the reporting date by calling (877) 870-5176 and providing conference ID 398821. A transcript of the call will also be available in the Investor Relations section of the Company's Web site.

Coldwater Creek is a leading specialty retailer of women's apparel, gifts, jewelry, and accessories that was founded in 1984 and is headquartered in Sandpoint, Idaho. The Company sells its merchandise through premium retail stores across the country, online at www.coldwatercreek.com and through its catalogs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:
This news release contains “forward-looking statements” within the meaning of the securities laws, including statements about the Company's expectations for 2012, including statements about future store closures and, with respect to the third quarter of fiscal 2012, expectations about changes in comparable store sales and gross margin rate, net loss per share, and inventory. These statements are based on management's current expectations and are subject to a number of uncertainties, risks and assumptions that may not fully materialize or may prove incorrect. As a result, our actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

•
the inherent difficulty in forecasting consumer buying and retail traffic patterns and trends, which continue to be erratic and are affected by factors beyond our control, such as current macroeconomic conditions, high unemployment, continuing heavy promotional activity in the specialty retail marketplace, and competitive conditions and the possibility that because of lower than expected customer response, or because of competitive pricing pressures, we may be required to sell merchandise at lower than expected margins, or at a loss;

•	potential inability to attract and retain key personnel;

•	our new design aesthetic may take longer to implement than expected or may not resonate with our customers;

•	difficulties in forecasting consumer demand for our merchandise as a result of changing fashion trends and consumer preferences;

•	changing business and economic conditions resulting in our inability to realize our sales and earnings expectations;

•	our potential inability to recover the substantial fixed costs of our retail store base due to sluggish sales, which may result in impairment charges;

•	our potential inability to maintain compliance with debt covenants;

•
delays we may encounter in sourcing merchandise from our foreign and domestic vendors, including the possibility our vendors may not extend us credit on acceptable terms, and the potential inability of our vendors to finance production of the goods we order or meet our production needs due to raw material or labor shortages;

•	our foreign sourcing strategy may not lead to reduction of our sourcing costs or improvement in our margins;

•	increasing competition from discount retailers and companies that have introduced concepts or products similar to ours;

•	marketing initiatives may not be successful in increasing traffic in the near term, or at all;

•	difficulties encountered in anticipating and managing customer returns and the possibility that customer returns may be greater than expected;

•
the inherent difficulties in catalog management, for which we incur substantial costs prior to mailing that we may not be able to recover, and the possibility of unanticipated increases in mailing and printing costs;

•	unexpected costs or problems associated with our efforts to manage the complexities of our multi-channel business model, including our efforts to maintain our information systems;

•	our revolving line of credit may not be fully available due to borrowing base and other limitations;

•	the benefits expected from our merchandising and design initiatives may not be achieved or may take longer to achieve than we expect;

•
the actual number and timing of planned store closures depends on a number of factors that cannot be predicted, including among other things the future performance of our individual stores and negotiations with our landlords;

and such other factors as are discussed in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We do not assume any obligation to publicly release any revisions to forward-looking statements to reflect events or changes in our expectations after the date of this release.
Contact:
For Coldwater Creek
Lyn Walther
Divisional Vice President, Investor Relations
208-265-7005
Web site: www.coldwatercreek.com

COLDWATER CREEK INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND SUPPLEMENTAL DATA
(Unaudited)
(in thousands, except for per share data and store counts)

	Three Months Ended		Six Months Ended
	July 28, 2012	July 30, 2011	July 28, 2012	July 30, 2011
Net sales	$163,690	$181,409	$333,574	$361,204
Cost of sales	115,170	136,088	230,663	261,270
Gross profit	48,520	45,321	102,911	99,934
Selling, general and administrative expenses	65,674	69,977	143,193	153,489
Loss on asset impairments	—	2,445	—	2,875
Loss from operations	(17,154)	(27,101)	(40,282)	(56,430)
Other gain, net	(1,278)	—	(1,278)	—
Interest expense, net	1,725	507	2,286	921
Loss before income taxes	(17,601)	(27,608)	(41,290)	(57,351)
Income tax provision (benefit)	(43)	71	28	356
Net loss	$(17,558)	$(27,679)	$(41,318)	$(57,707)
Net loss per share — Basic and Diluted	$(0.14)	$(0.30)	$(0.34)	$(0.62)
Weighted average shares outstanding — Basic and Diluted	121,810	92,606	121,761	92,561
Supplemental Data:
Segment net sales:
Retail	$129,939	$142,244	$261,141	$277,506
Direct	33,751	39,165	72,433	83,698
Total	$163,690	$181,409	$333,574	$361,204
Operating statistics:
Catalogs mailed	5,109	7,089	23,848	28,816
Premium retail stores:
Opened	—	2	—	2
Closed	4	7	8	9
Count at end of the fiscal period	355	366	355	366
Square footage	2,038	2,130	2,038	2,130
Factory outlet stores:
Opened	—	—	—	—
Closed	—	—	—	—
Count at end of the fiscal period	38	39	38	39
Square footage	257	266	257	266
Spas:
Count at end of the fiscal period	9	9	9	9
Square footage	49	49	49	49

COLDWATER CREEK INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except for per share data)

	July 28, 2012	January 28, 2012	July 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$45,517	$51,365	$31,530
Receivables	6,576	8,199	9,296
Inventories	133,615	131,975	152,183
Prepaid and other current assets	8,095	6,137	11,639
Prepaid and deferred marketing costs	5,539	3,273	4,293
Deferred income taxes	2,313	2,313	6,536
Total current assets	201,655	203,262	215,477
Property and equipment, net	190,160	206,079	231,448
Deferred income taxes	1,884	1,891	2,049
Other assets	4,983	1,883	1,686
Total assets	$398,682	$413,115	$450,660
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$67,992	$55,130	$74,541
Accrued liabilities	82,991	74,915	78,460
Income taxes payable	187	3,260	3,302
Current maturities of debt and capital lease obligations	544	15,735	878
Total current liabilities	151,714	149,040	157,181
Deferred rents	92,665	101,384	108,227
Long-term debt and capital lease obligations	59,998	26,575	26,877
Supplemental Executive Retirement Plan	12,335	12,142	10,208
Deferred marketing fees and revenue sharing	3,294	4,402	5,144
Deferred income taxes	1,716	1,716	5,524
Other liabilities	1,090	1,443	1,509
Total liabilities	322,812	296,702	314,670
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000 shares authorized; 1, 0 and 0 shares issued, respectively	—	—	—
Common stock, $0.01 par value, 300,000 shares authorized; 121,973, 121,669 and 92,688 shares issued, respectively	1,220	1,217	926
Additional paid-in capital	151,095	150,341	126,482
Accumulated other comprehensive loss	(2,186)	(2,204)	(464)
Retained earnings (deficit)	(74,259)	(32,941)	9,046
Total stockholders’ equity	75,870	116,413	135,990
Total liabilities and stockholders’ equity	$398,682	$413,115	$450,660

COLDWATER CREEK INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended
	July 28, 2012	July 30, 2011
Operating activities:
Net loss	$(41,318)	$(57,707)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,580	30,042
Non-cash interest expense	777	—
Stock-based compensation expense	869	1,162
Supplemental Executive Retirement Plan expense	294	278
Deferred income taxes	7	(641)
Valuation allowance adjustments	(217)	(658)
Deferred marketing fees and revenue sharing	84	(807)
Deferred rents	(9,159)	(8,503)
Gain on derivative liability	(2,349)	—
Series A Preferred Stock issuance costs	1,070	—
Net loss on asset dispositions and other termination charges	1,320	125
Loss on asset impairments	—	2,875
Other	64	748
Net change in operating assets and liabilities:
Receivables	1,055	265
Inventories	(1,640)	4,298
Prepaid and other current assets	(4,444)	4,676
Accounts payable	10,891	(3,878)
Accrued liabilities	(5,994)	(7,356)
Income taxes payable	(3,073)	3,302
Net cash used in operating activities	(25,183)	(31,779)
Investing activities:
Purchase of property and equipment	(9,784)	(3,699)
Proceeds from asset dispositions	—	766
Net cash used in investing activities	(9,784)	(2,933)
Financing activities:
Borrowings on revolving line of credit	10,000	—
Payments on revolving line of credit	(25,000)	—
Proceeds from the issuance of long-term debt	65,000	15,000
Payments of long-term debt and capital lease obligations	(15,177)	(296)
Payment of debt and Series A Preferred Stock issuance costs	(5,809)	(680)
Other	105	605
Net cash provided by financing activities	29,119	14,629
Net decrease in cash and cash equivalents	(5,848)	(20,083)
Cash and cash equivalents, beginning	51,365	51,613
Cash and cash equivalents, ending	$45,517	$31,530
Supplemental Cash Flow Data:
Interest paid, net of amount capitalized	$1,511	$854
Income taxes paid (refunded), net	$3,187	$(3,148)